UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 4, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

(a) Amendment No. 1 to Lease Agreement related to 881 Martin Avenue

On February 4, 2005, Align Technology, Inc. (the “Company”) and James S. Lindsey (“Lessor”) entered into Amendment No. 1 (the “881 Amendment”) to the Standard Industrial/Commercial Multi-Tenant Lease Agreement dated as of August 30, 2001. Under the terms of the 881 Amendment, the Company will continue to rent, at its Santa Clara, California headquarters, 55,913 square feet for a period of five years ending June 30, 2010 (the “Original 881 Term”). The base rent per month is as follows:

July 1, 2005 thru June 1, 2006	$33,547.80
July 1, 2006 thru June 1, 2007	$34,554.23
July 1, 2007 thru June 1, 2008	$35,590.86
July 1, 2008 thru June 1, 2009	$36,658.59
July 1, 2009 thru June 1, 2010	$37,758.35

Commencing July 1, 2005, however, and continuing on the first day of each calendar month thereafter, $10,575 will be deducted from the $1,269,000 security deposit previously paid by the Company to the Lessor and such amount will be applied against the monthly base rent.

Subject to certain conditions, the 881 Amendment provides the Company with an option to extend the term of the lease at the expiration of the Original 881 Term for an additional five year period. The 881 Amendment also contains an option to lease approximately 31,239 square feet of additional space upon the occurrence of certain events (the “801 Option”). In the event that the 801 Option is exercised by the Company and the Lessor has tendered possession of the additional space, the base rent shall be increased as follows:

July 1, 2007 thru June 30, 2008	$19,884.87
July 1, 2008 thru June 30, 2009	$20,481.42
July 1, 2009 thru June 30, 2010	$21,095.86

The summary of the 881 Amendment described above is qualified by reference to the 881 Amendment which is attached as exhibit 10.1 hereto and incorporated by reference herein.

(b) Amendment No. 1 to Lease Agreement related to 831 Martin Avenue

On February 4, 2005, the Company and Lessor entered into Amendment No. 1 (the “831 Amendment”) to the Standard Industrial/Commercial Multi-Tenant Lease Agreement dated as of March 9, 2004. Under the terms of the 831 Amendment, the Company will continue to rent, at its Santa Clara, California headquarters, 34,296 square feet for a period of five years ending June 30, 2010 (the “Original 831 Term”). The base rent per month is as follows:

July 1, 2005 thru June 1, 2006	$17,148.00
July 1, 2006 thru June 1, 2007	$17,662.44
July 1, 2007 thru June 1, 2008	$18,192.31
July 1, 2008 thru June 1, 2009	$18,738.08
July 1, 2009 thru June 1, 2010	$19,300.23

In addition, upon the occurrence of certain events, the Company will lease 15,704 additional square feet of space located at 851 Martin Avenue (the “851 Space”). The base rent per month for the 851 Space will be as follows:

July 1, 2005 thru June 1, 2006	$25,000.00
July 1, 2006 thru June 1, 2007	$25,750.00
July 1, 2007 thru June 1, 2008	$26,522.50
July 1, 2008 thru June 1, 2009	$27,318.18
July 1, 2009 thru June 1, 2010	$28,137.72

Subject to certain conditions, the 831 Amendment provides the Company with an option to extend the term of the lease at the expiration of the Original 831 Term for an additional five year period.

The summary of the 831 Amendment described above is qualified by reference to the 831 Amendment which is attached as exhibit 10.2 hereto and incorporated by reference herein.

(c) Amendment No. 1 to Lease Agreement related to 821 Martin Avenue

On February 4, 2005, the Company and Lessor entered into Amendment No. 1 (the “821 Amendment”) to the Standard Industrial/Commercial Multi-Tenant Lease Agreement dated as of August 30, 2001. Under the terms of the 821 Amendment, the Company will continue to rent, at its Santa Clara, California headquarters, 20,627 square feet for a period of five years ending June 30, 2010 (“Original 821 Term”). The base rent per month is as follows:

July 1, 2005 thru June 1, 2006	$10,313.50
July 1, 2006 thru June 1, 2007	$10,622.91
July 1, 2007 thru June 1, 2008	$10,941.59
July 1, 2008 thru June 1, 2009	$11,269.84
July 1, 2009 thru June 1, 2010	$11,607.94

Subject to certain conditions, the 821 Amendment provides the Company with an option to extend the term of the lease at the expiration of the Original 821 Term for an additional five year period.

The summary of the 821 Amendment described above is qualified by reference to the 821 Amendment which is attached as exhibit 10.3 hereto and incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 under subheadings (a), (b) and (c) above is incorporated herein by this reference.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Lease (881 Martin Avenue)

10.2	First Amendment to Lease (831 Martin Avenue)

10.3	First Amendment to Lease (821 Martin Avenue)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington
Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	First Amendment to Lease (881 Martin Avenue)

10.2	First Amendment to Lease (831 Martin Avenue)

10.3	First Amendment to Lease (821 Martin Avenue)